As filed with the Securities and Exchange Commission on February 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TANGO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1195036
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Brookline Ave., Suite 901 Boston, MA	02215
(Address of Principal Executive Offices)	(Zip Code)

Tango Therapeutics, Inc. 2021 Stock Option and Incentive Plan

Tango Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plan)

Barbara Weber, M.D.

President and Chief Executive Officer

Tango Therapeutics, Inc.

201 Brookline Ave., Suite 901

Boston, MA 02215

(Name and address of agent for service)

(857) 320-4900

(Telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Marishka DeToy, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Douglas Barry, Esq. Chief Legal Officer Tango Therapeutics, Inc. 201 Brookline Avenue, Suite 901 Boston, MA 02215 (857) 320-4900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE AND STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of (i) registering the offer and sale of an additional 5,386,467 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), to be issued under the Registrant’s 2021 Stock Option and Incentive Plan and (ii) registering the offer and sale of an additional 949,873 shares of the Registrant’s Common Stock, to be issued under the Registrant’s 2021 Employee Stock Purchase Plan. This Registration Statement incorporates by reference the contents of the registration statements on Form S-8, filed by the Registrant on October 14, 2021 (File No. 333-260258), March 28, 2022 (File No. 333-263893), February 7, 2023 (File No. 333-269620) and March 18, 2024 (File No. 333-278016), relating to the Registrant’s 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of Tango Therapeutics, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by the Registrant on August 7, 2024).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-8 filed with the Commission on October 14, 2021).

4.3	Specimen common stock certificate (incorporated by reference to Exhibit 4.5 to the Registrant’s registration statement on Form S-4/A, filed with the Commission on July 16, 2021).

4.4	Description of Securities (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 28, 2022).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1	Power of attorney (included on signature page).

99.1	Tango Therapeutics, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 13, 2021).

99.2	Forms of Award Agreements under the Tango Therapeutics, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 13, 2021).

99.3	Tango Therapeutics, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 13, 2021).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 27th day of February, 2025.

Tango Therapeutics, Inc.

By:	/s/ Barbara Weber
Name:	Barbara Weber, M.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Barbara Weber and Daniella Beckman, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Barbara Weber	President, Chief Executive Officer and Director	February 27, 2025
Barbara Weber, M.D.	(Principal Executive Officer)

/s/ Daniella Beckman	Chief Financial Officer	February 27, 2025
Daniella Beckman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Alexis Borisy	Director	February 27, 2025
Alexis Borisy

/s/ Lesley Calhoun	Director	February 27, 2025
Lesley Calhoun

/s/ John Ketchum	Director	February 27, 2025
John Ketchum

/s/ Kanishka Pothula	Director	February 27, 2025
Kanishka Pothula

/s/ Malte Peters	Director	February 27, 2025
Malte Peters, M.D.

/s/ Mace Rothenberg	Director	February 27, 2025
Mace Rothenberg, M.D.